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                                                                    Exhibit 23.1

                    Consent of Independent Public Accountants
                    -----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Proxy Statement/Prospectus.


                                        /s/ Arthur Andersen LLP

Hartford, Connecticut

August 15, 1997